Exhibit 32.2

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Dror Svorai, the President and Chief Financial Officer of InfoSpi, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Annual Report on Amended Form 10-K of InfoSpi, Inc. for fiscal year ended December 31, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Amended Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of InfoSpi, Inc.

Date: April 25, 2011

/s/ " Dror Svorai "
Dror Svorai President/Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to InfoSpi, Inc. and will be retained by InfoSpi, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.